Exhibit 4.20 - Security Agreement dated July 28, 1995

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT, dated as of July 28, 1995 (this "Security Agreement"), made by CASTING TECHNOLOGY COMPANY, an Indiana general partnership (the "Company"), in favor of NBD BANK, a Michigan banking corporation, as agent (in such capacity, the "Agent") for NBD Bank and The Asahi Bank, Ltd., acting through its Chicago branch (collectively, the "Banks"), which are parties to the Credit Agreement hereinafter defined.

                                   WITNESSETH:

         WHEREAS, the Company has entered into a Credit and Intercreditor Agreement of even date herewith (the "Credit Agreement"), with the Agent and the Banks and pursuant to which the Banks have agreed to provide certain credit facilities to the Company in an aggregate principal amount not to exceed $25,000,000; and

         WHEREAS, as a condition to the effectiveness of the Banks' obligations under the Credit Agreement, the Company is required, among other things, to grant to the Agent for the benefit of the Banks a first-priority security interest in and to the Collateral hereinafter described;

          NOW, THEREFORE, to secure (a) the prompt and complete payment of any promissory notes issued by the Company pursuant to the Credit Agreement (the "Notes"), (b) the performance of the covenants herein contained and any monies expended by the Agent in connection therewith, (c) the payment of all obligations and performance of all covenants of the Company under the Credit Agreement and any other documents, agreements or instruments among the Company, the Banks, and the Agent given in connection therewith, and (d) any and all other indebtedness, obligations and liabilities of any kind of the Company to the Banks or the Agent, now or hereafter existing, direct or indirect (including without limitation any participation interest acquired by any Bank in any such indebtedness, obligations or liabilities of the Company to any other person), absolute or contingent, joint and/or several, secured or unsecured, arising by operation of law or otherwise, and whether incurred by the Company as principal, surety, endorser, guarantor, accommodation party or otherwise (all of the aforesaid indebtedness, obligations and liabilities of the Company being herein called the "Secured Obligations", and all of the documents, agreements and instruments among the Company, the Banks and the Agent evidencing or securing the repayment of, or otherwise pertaining to the Secured Obligations being herein collectively called the "Operative Documents"), for value received and pursuant to the Credit Agreement, the Company hereby grants, assigns and transfers to the Agent for the benefit of the Agent and the Banks a first-priority security interest in and to the following described property, whether now owned or hereafter acquired and wherever located (collectively, the "Collateral"):

          (a) All machinery and equipment now owned or hereafter acquired, wherever located, and whether used by the Company or any other person, or leased by the Company to any person and whether the interest of Company is as owner, lessee or otherwise; and

          (b) All products and all proceeds of any and all of the foregoing, and, to the extent not otherwise included, all payments under insurance (whether or not the Agent is the loss payee thereof), and any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing;

provided, however, that any machinery and equipment purchased solely with proceeds of indebtedness permitted under Section 5.2(a)(iv) of the Credit Agreement shall not constitute Collateral so long as such Indebtedness is outstanding.

     1. Representations Warranties, Covenants and Agreements. The Company further represents, warrants, covenants, and agrees with the Agent for the benefit of the Banks as follows:

                 (a) Ownership of Collateral; Security Interest Priority. At the time any Collateral becomes subject to a security interest of the Agent hereunder, unless the Agent shall otherwise consent, the Company shall be deemed to have represented and warranted that (i) the Company is the lawful owner of such Collateral and has the right and authority to subject the same to the security interest of the Agent; (ii) none of the Collateral is subject to any Lien other than that in favor of the Agent, and (iii) there is no effective financing statement covering any of the Collateral on file in any public office, other than in favor of the Agent. This Security Agreement creates in favor of the Agent a valid and perfected first-priority security interest in the Collateral enforceable against the Company and all third parties and securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to create, preserve or perfect such security interests have been duly taken.

     (b) Location of Offices. Records and Facilities. The Company's chief executive office and chief place of business and the office where the Company keeps its records concerning its accounts, contract rights, chattel paper, instruments, general intangibles and other obligations arising out of or in connection with the sale or lease of goods or the rendering of services or otherwise ("Receivables"), and all originals of all leases and other chattel paper which evidence Receivables, are located in the State of Indiana, County of Johnson, at 1450 Musicland Drive, Franklin, IN 46131. The Company will provide the Agent with prior written notice of any proposed change in the location of its chief executive office and will not change the location of its chief executive office without providing at least 20 days' prior written notice to the Agent. The Company's only other offices and facilities are at the locations set forth on Schedule 1(b) hereto. The Company will provide the Agent with prior written notice of any change in the locations of its other offices and the facilities. The tax identification number of the Company is 35-1920681. The name of the Company is Casting Technology Company, and the Company operates under no other name. The Company shall not change its name without providing at least 20 days' prior written notice to the Agent.

                  (c) Location of Machinery and Equipment. All Collateral consisting of machinery or equipment will be located at the locations listed on
Schedule 1 (c) hereto, and at no other locations without the prior written consent of the Agent. If the Collateral will be kept at leased locations or warehoused, the Company will obtain appropriate landlord's lien waivers or appropriate warehousemen's notices, each satisfactory to the Agent, unless waived by the Agent.

                  (d) Liens, Etc. The Company will keep the Collateral free at all times from any and all liens, security interests or encumbrances other than those consented to in writing by the Agent. The Company will not, without the prior written consent of the Agent, sell or lease, or permit or suffer to be sold or leased, any of the Collateral except as permitted under the Credit Agreement. The Agent or its attorneys may at any and all reasonable times inspect the Collateral and for such purpose may enter upon any and all premises where the Collateral is or might be kept or located.

                  (e) Insurance. The Company shall keep the Collateral insured at all times against loss by theft, fire and other casualties. Said insurance shall be issued by a company having a Best's insurance rating of B+ + or higher and shall be in an amount normally maintained by companies of similar size and. with respect to the Collateral, at least equal to the replacement value of the Collateral. The policy or policies which evidence said insurance shall be delivered to the Agent upon request, shall contain a loss payable clause in favor of the Agent, shall name the Agent as an additional insured, as its interest may appear, shall not permit amendment, cancellation or termination without giving the Agent at least 30 days prior written notice thereof, and shall otherwise be in form and substance reasonably satisfactory to the Agent. Subject to the last two sentences of this paragraph 1(e), reimbursement under any insurance maintained by the Company pursuant to this paragraph 1(e) may be paid directly to the person who shall have incurred damage covered by such insurance. In case of any loss involving loss to tangible Collateral when the next succeeding sentence is not applicable, the Company shall make or cause to be made the necessary repairs to or replacements of such tangible Collateral and any proceeds of insurance maintained by the Company pursuant to this paragraph 1(e) shall be paid to the Company as reimbursement for the costs of such repairs or replacements. Upon the occurrence and during the continuance of an Event of Default or the actual or constructive total loss of any Collateral, all insurance payments in respect of such Collateral shall be paid to and applied by the Agent as specified in paragraph 3.

                  (f) Taxes, Etc. The Company will pay promptly, and within the time that they can be paid without interest or penalty, any taxes, assessments and similar imposts and charges, not being contested in good faith, which are now or hereafter may become a lien, charge or encumbrance upon any of the Collateral. If the Company fails to pay any such taxes, assessments or other imposts or charges in accordance with this Section, the Agent shall have the option to do so and the Company agrees to repay forthwith all amounts so expended by the Agent with interest at the Overdue Rate.

                  (g) Further Assurances. The Company will do all acts and things and will execute all financing statements and writings reasonably requested by the Agent to establish, maintain and continue a perfected and valid security interest of the Agent in the Collateral, and wig promptly on demand pay all reasonable costs and expenses of filing and recording all instruments, including the costs of any searches reasonably deemed necessary by the Agent to establish and determine the validity and the priority of the Agent's security interests (which searches the Agent shall conduct at least annually). A carbon, photographic or other reproduction of this Security Agreement or any financing statement covering the Collateral shall be sufficient as a financing statement.

                  (h) Maintenance of Collateral. The Company will cause the Collateral to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer's manual, and shall forthwith, or, in the case of any loss or damage to any of the Collateral as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements, and other improvements made in connection therewith which are necessary or desirable to such end. The Company shall promptly furnish to the Agent a statement respecting any loss or damage to any of the Collateral.

     2. Events of Default. The occurrence of any Event of Default specified in the Credit Agreement shall be deemed an event of default under this Security Agreement.

     3. Remedies. Upon the occurrence of any such event of default, but subject to Section 6.3 of the Credit Agreement, the Agent shall have and may exercise any one or more of the rights and remedies provided to it under this Security Agreement or any of the other Operative Documents or provided by law, including but not limited to all of the rights and remedies of a secured party under the Uniform Commercial Code, and the Company hereby agrees to assemble the Collateral and make it available to the Agent at a place to be designated by the Agent which is reasonably convenient to both parties, authorizes the Agent to take possession of the Collateral with or without demand and with or without process of law and to sell and dispose of the same at public or private sale and to apply the proceeds of such sale to the costs and expenses thereof (including reasonable attorneys' fees and disbursements incurred by the Agent) and then to the payment of the indebtedness and satisfaction of other Secured Obligations. Any requirement of reasonable notice shall be met if the Agent sends such notice to the Company, by registered or certified mail, at least 5 days prior to the date of sale, disposition or other event giving rise to a required notice. The Agent may be the purchaser at any such sale. The Company expressly authorizes such sale or sales of the Collateral in advance of and to the exclusion of any sale or sales of or other realization upon any other collateral securing the Secured Obligations. The Agent shall have no obligation to preserve rights against prior parties. The Company hereby waives as to the Agent any right of subrogation or marshalling of such Collateral and any other collateral for the Secured Obligations. To this end, the Company hereby expressly agrees that any such collateral or other security of the Company or any other party which the Agent may hold, or which may come to any of them or any of their possession, may be dealt with in all respects and particulars as though this Security Agreement were not in existence. The parties hereto further agree that public sale of the Collateral by auction conducted in any county in which any Collateral is located or in which the Agent or the Company does business after advertisement of the time and place thereof shall, among other manners of public and private sale, be deemed to be a commercially reasonable disposition of the Collateral. The Company shall be liable for any deficiency remaining after disposition of the Collateral.

          4.       Special Remedies Concerning Certain Collateral.

                  (a) Upon the occurrence of any event of default hereunder, the Company shall, if requested to do so in writing, and to the extent so requested
(i) promptly collect and enforce payment of all amounts due the Company on account of, in payment of, or in connection with, any of the Collateral, (ii) hold all payments in the form received by the Company as trustee for the Agent, without commingling With any funds belonging to the Company, and (iii) forthwith deliver all such payments to the Agent with endorsement to the Agent's order of any checks or similar instruments.

                  (b) Upon the occurrence of any event of default hereunder, for purposes of assisting the Agent in exercising its rights and remedies provided to it under this Security Agreement, the Company (i) hereby irrevocably constitutes and appoints the Agent its true and lawful attorney, for it and in its name, place and stead, to collect, demand, receive, sue for, compromise, and give good and sufficient releases for, any monies due or to become due on account of, in payment of, or in connection with the Collateral, (ii) hereby irrevocably authorizes the Agent to endorse the name of the Company upon any checks, drafts, or similar items which are received in payment of, or in connection with any of the Collateral, and to do all things necessary in order to reduce the same to money, and (iii) with respect to any Collateral, hereby irrevocably assents to all extensions or postponements of the time of payment thereof or any other indulgence in connection therewith, to each substitution, exchange or release of Collateral, to the addition or release of any party primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement, compromise or adjustment (including adjustment of insurance payments) thereof, all in such manner and at such time or times as the Agent shall deem advisable. Notwithstanding any other provisions of this Security Agreement, it is expressly understood and agreed that the Agent shall have no duty or be obligated in any manner to make any demand or to make any inquiry as to the nature or sufficiency of any payments received by it or to present or file any claim or take any other action to collect or enforce the payment of any amounts due or to become due on account of or in connection with any of the Collateral.

         5. Remedies Cumulative. No right or remedy conferred upon or reserved to the Agent under any Operative Document is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law. Every right and remedy of the Agent under any Operative Document or under applicable law may be exercised from time to time and as is often as may be deemed expedient by the Agent. To the extent that it lawfully may, the Company agrees that it will not at any time insist upon, plead, or in any manner whatever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law, which may effect observance or performance of any provisions of any Operative Document; nor will it claim, take or insist upon any benefit or advantage of any present or future law providing for the valuation or appraisal of any security for its obligations under any Operative Document prior to any sale or sales thereof which may be made under or by virtue of any instrument governing the same; nor will it, after any such sale or sales, claim or exercise any right under any applicable law to redeem any portion of such security so sold.

     6. Conduct No Waive. No waiver of default shall be effective unless in writing executed by the Agent and consented to by each of the Banks and waiver of any default or forbearance on the part of the Agent in enforcing any of its rights under this Security Agreement shall not operate as a waiver of any other default or of the same default on a future occasion or of such right,

         7. Governing Law; Definitions. This Security Agreement is a contract made under, and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with, the laws of the State of Michigan applicable to contracts made and to be performed entirely within such State. Terms used but not defined herein shall have the respective meaning ascribed thereto in the Credit Agreement. Unless otherwise defined herein or in the Credit Agreement, terms used in Article 9 of the Uniform Commercial Code in the State of Michigan are used herein as therein defined on the date hereof. The headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify any of the terms or provisions hereof.

          8. Notices. All notices, demands, requests, consents and other communications hereunder shall be delivered and shall be effective in the manner specified in the Credit Agreement. All notices shall be deemed to have been given at the time of actual delivery thereof to such address as specified in the Credit Agreement, or if sent by the Agent to the Company by certified or registered mail, postage prepaid, to such address, on the fifth day after mailing.

          9. Bights Not Construed as Duties. The powers conferred on the Agent hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and accounting for monies actually received by it hereunder, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

     10. Amendments. None of the terms and provisions of this Security Agreement may be modified or amended in any way except by an instrument in writing executed by each of the parties hereto and consented to by each of the Banks.

     11. Severability. If any one or more provisions of this Security Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected, impaired or prejudiced thereby.

     12. Expenses. (a) The Company agrees to indemnity the Agent from and against any and all claims, losses and liabilities growing out of or resulting from this Security Agreement (including, without limitation, enforcement of this Security Agreement), except claims, losses or liabilities resulting from the Agent's gross negligence or willful misconduct.

                  (b) The Company will, upon demand, pay to the Agent an amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Agent may incur in connection with (1) the administration of this Security Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Agent hereunder, or (iv) the failure of the Company to perform or observe any of the provisions hereof. The Company will reimburse the Agent for all expenses, including attorneys' fees and disbursements incurred by the Agent in seeking to collect the indebtedness and other obligations secured hereby or any part thereof, in enforcing performance of the Company's obligations under the Operative Documents, in defending the Agent's security interests and the priority thereof, or in pursuing any of the Agent's rights or remedies hereunder or under the Operative Documents.

          13. Successors and Assigns; Termination. This Security Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until full payment and performance of the Secured Obligations (b) be binding upon the Company, its successors and assigns and (c) inure, together with the rights and remedies of the Agent hereunder. to the benefit of the Agent and its successors, transferees and assigns. Upon the full payment and performance of the Secured Obligations the security interests granted hereby shall terminate and all rights to the Collateral shall revert to the Company. Upon any such termination, the Agent will, at the Company's expense, execute and deliver to the Company such documents as the Company shall reasonably request to evidence such termination.

          14. Waiver of Jury Trial. The Agent and the Banks. in accepting this Security Agreement, and the Company, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right any of them may have to a trial by jury in any litigation based upon or arising out of this Security Agreement or any related instrument or agreement or any of the transactions contemplated by this Security Agreement or any course of conduct, dealing, statements (whether oral or written) or actions of any of them. Neither the Agent and the Banks nor the Company shall, seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either the Agent and the Banks or the Company except by a written instrument executed by all of them.

         IN WITNESS WHEREOF, the Company has caused this Security Agreement to be duly executed as of the day and year first set forth above.

                           CASTING TECHNOLOGY COMPANY

                            By: AMCAST CASTING TECHNOLOGIES,
                            INC., its General Partner

                            By: /s/ John H. Shuey
                               -------------------------
                                    John H. Shuey
                                    Its:  President

                       And By: IZUMI, INC., its General Partner

                              By: /s/ Sadao Taura
                                 -------------------------
                                      Sadao Taura
                                      Its:  President

                       SCHEDULE 1(b) TO SECURITY AGREEMENT

                   List of Other Office and Facility Locations

Type of Office
or Facility        Address         City       County    State      Zip
-----------        -------         ----       ------    -----      ---
Casting Technology 1450 Musicland  Franklin   Johnson   Indiana    46131
Company            Drive

                           SCHEDULE (1)(c) TO SECURITY
                                    AGREEMENT

                            List of Machinery and Equipment Locations

Address                    City              County           State      Zip
-------                    ----              ------           -----      ---
1450 Musicland             Franklin          Johnson          IN         46131
Drive